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                                                                      Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-99936 and No. 333-74658) pertaining to the Pediatric Services of America, Inc. Employee Stock Purchase Plan of our report dated June 12, 2002, with respect to the financial statements of the Pediatric Services of America, Inc. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                                             /s/ Ernst & Young LLP

Atlanta, Georgia
June 27, 2002